EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) made this 9th day of May, 2019 by and between Specialty Microwave Corporation, a New York corporation (“Specialty” or the “Seller”), and Amplitech Group Inc., a Nevada corporation (the “Purchaser”).

In consideration of the mutual covenants contained herein, it is agreed by and between the parties as follows:

1.	Seller shall sell and the Purchaser shall purchase, free and clear of all liens, claims, encumbrances, the assets of Specialty’s business as described on Exhibit A (the “Assets”) but excluding the art work and other personal items as set forth on Exhibit A-1 (“Excluded Items”).

2.	The Purchaser shall pay to Specialty Eight Hundred Fifty Thousand and 00/100 ($850,000) Dollars (the “Base Purchase Price”), plus the lower of (i) cost or (ii) market value of inventory, as determined after the audit of such inventory, of Specialty on hand as of the close of business on the day prior to the Closing (as such term is defined below in this Section 2) (the “Inventory Purchase Price,” and together with the Base Purchase Price, the “Asset Purchase Price”). Five Hundred Thousand and 00/100 ($500,000) Dollars of the Asset Purchase Price shall be paid by wire transfer or cashier’s check on the Closing Date (as such term is defined below in Section 5). Up to One Hundred Twenty-Five Thousand and 00/100 ($125,000) Dollars of the Five Hundred Thousand and 00/100 ($500,000) Dollars to be paid on the Closing Date shall be initially be considered the Inventory Purchase Price. In the event the Inventory Purchase Price is determined to be greater than One Hundred Twenty-Five Thousand and 00/100 ($125,000) Dollars, such additional amount shall be paid in cash at the Closing Date above the Five Hundred Thousand and 00/100 ($500,000) Dollars. The balance of the Asset Purchase Price shall be paid in a secured promissory note of Purchaser, in the form attached hereto as Exhibit B (the “Note”). The Note shall be secured by a pledge of the Assets to be conveyed to Purchaser under that certain Asset Pledge Agreement in the form attached as Exhibit D (the “Pledge Agreement”). Fifty Thousand and 00/100 ($50,000) Dollars of the Asset Purchase Price shall be paid as a refundable down payment (“Earnest Money”) upon the execution hereof. The funds shall be deposited into the IOLA account of Haley Weinblatt & Calcagni, LLP (“Escrow Agent”), located at New York Commercial Bank, 1601 Veterans Highway, Islandia, NY 11749. Escrow Agent hereby accepts its designation as Escrow Agent hereunder and agrees to hold and disburse the Earnest Money as herein provided. Escrow Agent shall not be liable for any acts taken in good faith, shall only be liable for Escrow Agent's willful default or gross negligence, and may, in Escrow Agent's sole discretion, rely upon the oral or written notices, communications, orders or instructions given by Purchaser or Seller.

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If either party makes any other written demand upon Escrow Agent, in the manner required for notices set forth in this Agreement, for payment of the Earnest Money, then Escrow Agent shall give written notice, in accordance with this Agreement, to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment of the Earnest Money pursuant to the aforesaid demand within ten (10) days after the delivery, as determined in accordance with this Agreement, of such notice by Escrow Agent, Escrow Agent is hereby authorized to make such payment in accordance with the aforesaid demand. If Escrow Agent receives written objection from the other party to the proposed payment of the Earnest Money pursuant to the aforesaid demand within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Earnest Money until otherwise directed by written instructions from Sellers and Purchaser or a final judgment of a court of competent jurisdiction. In the event of a dispute between Purchaser and Seller under this Agreement sufficient in the discretion of Escrow Agent to justify Escrow Agent's doing so, Escrow Agent shall be entitled to retain or to tender into the registry or custody of any court of competent jurisdiction all money or property in Escrow Agent's hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction thereof.

Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed upon Escrow Agent or incurred by it in connection with Escrow Agent's acceptance of this appointment as Escrow Agent hereunder or the performance of Escrow Agent's duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof; provided, however, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement, then, in such event, Escrow Agent shall bear all such losses, claims, damages and expenses; and provided further that neither Seller nor Purchaser shall have any liability to Escrow Agent under this indemnity provision for any cost of litigation incurred by Escrow Agent, including, without limitation, attorney fees, arising or caused solely by the conduct of the other party which results in a dispute solely between the other party and Escrow Agent.

3.	Seller shall sell, assign, transfer, and convey to the Purchaser the Assets free of all liabilities and liens, other than the lien of Seller described in the Note.

4.	In addition to the purchase and sale of the Assets, Purchaser shall purchase from Stephen Faber (“Property Owner”), on the Closing Date, that certain real property and all improvements located at 120 Raynor Avenue, Ronkonkoma, NY 11779 (the “Property”) for a purchase price of One Million Two Hundred Thousand and 00/100 ($1,200,000.00) Dollars. Such sale and purchase shall be completed pursuant to a Contract for Sale of Real Property (the “Property Sale Agreement”). The Property Owner will take back a promissory note from the Purchaser (the “Property Note”) in the amount of One Million Fifty Thousand and 00/100 ($1,050,000.00) Dollars that will be secured by a first mortgage loan on the Property. The Property Note shall have a term of five (5) years, accrue interest at the rate of six (6%) percent per annum, and be amortized on a twenty (20) year amortization schedule. Specialty and the Purchaser hereby mutually agree that their respective obligations to sell and purchase the Assets are expressly conditioned on performance by the Property Owner and the Purchaser of their respective obligations to close on the sale of the Property.

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5.	The actions to be taken by the parties hereto to close the transaction shall take place at a Closing (the “Closing”), which shall occur on the first business day following the completion of an unqualified audit by the Purchaser’s independent public accountant of the financial statements of Specialty for the years ending November 30, 2017 and November 30, 2018, and a review of the financial statements of Specialty for the interim periods ending February 28, 2019 and May 31, 2019 ("Closing Date"), at the office of the Purchaser, located at 620 Johnson Avenue, Bohemia, NY 11716. The Closing Date is targeted to occur on before July 31, 2019. At the Closing, the Seller shall deliver to Purchaser all documents necessary to take possession of the Assets, and good and sufficient instruments of transfer, reasonably conveying and transferring the Assets to Purchaser. Such delivery shall be made against payment thereof and delivery to the Seller of the Asset Purchase Price. The instruments of transfer shall contain warranties that Seller has good and marketable title in and to the Assets.

6.	On the Closing Date, the Purchaser shall deliver (or cause to be delivered) to the Seller, the Asset Purchase Price in the manner described above.

7.	It is the parties’ intention that on the Closing Date, the Purchaser and Chris Baars shall enter into an Employment Agreement in a form substantially similar to the agreement set forth on Exhibit C, attached hereto. The Purchaser also covenants to offer employment to substantially all of the employees of Specialty and Specialty shall cause its management team to use reasonable efforts to assist Purchaser in the hiring of such employees.

8.	Specialty warrants and represents:

(a) It is not presently involved in any activity or outstanding dispute with any taxing authority as to the amount of any taxes due, nor has it received any notice of any deficiency, credit or other indication of deficiency from any taxing authority.

(b) It is the owner of and has good and marketable title to all of the Assets and no person or entity has, nor will have as of the Closing Date, any claim against any of the Assets.

(c) It shall conduct its business in the ordinary course until the Closing Date and will not take any action or fail to take any action that is likely to result in any material adverse changes in such business.

(d) It has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Specialty of, the performance by Specialty of its obligations under, and the consummation by Specialty of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of Specialty. This Agreement has been duly executed and delivered by Specialty and is the legal, valid and binding obligation of Specialty, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

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(e) The execution, delivery and performance by Specialty of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof, do not and will not as of the Closing Date, conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Specialty under, or result in the creation or imposition of any encumbrance upon Specialty, the Assets, or the business of Specialty by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of Specialty, (ii) any material contract, agreement, lease, indenture or other instrument to which Specialty is a party or by or to which Specialty, or the Assets may be bound or subject and a violation of which would result in a material adverse effect on Specialty, (iii) any order, judgment, injunction, award or decree of any arbitrator or regulatory authority or any statute, law, rule or regulation applicable to Specialty, or (iv) any permit of Specialty, which in the case of (ii), (iii) or (iv) above would have a material adverse effect on Specialty or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the ability of Specialty to perform its obligations under this Agreement.

(f) No consent, approval, authorization or order of, registration or filing with, or notice to, any regulatory authority or any other person is necessary to be obtained, made or given by Specialty in connection with the execution, delivery and performance by Specialty of this Agreement or for the consummation by Specialty of the transactions contemplated hereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a material adverse effect on Specialty or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the ability of Specialty to perform its obligations under this Agreement.

(g) It shall deliver financial statements of Specialty for the years ended November 30, 2017 and November 30, 2018, and interim periods ending February 28, 2019 and May 31, 2019, prepared in accordance with generally accepted accounting principles, in a form reasonably acceptable to the Purchaser’s independent public accountant.

9.	Seller acknowledges that except as to the representation described in Paragraph 8(b) regarding clear and marketable title to the Assets, which shall survive the Closing Date indefinitely, all covenants, representations and warranties made by the Seller in Section 8 of this Agreement shall survive the Closing Date for a period of nine (9) months.

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10.	Purchaser warrants and represents:

(a) It is a corporation duly formed and in good standing in Nevada.

(b) The Purchaser has a class of its common stock quoted on the OTC Markets.

(c) It has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement, the Note, the Pledge Agreement and all other documents referred to in or contemplated by this Agreement, the Note and the Pledge Agreement (collectively, the “Business Transaction Documents”). The execution and delivery by the Purchaser of, the performance by the Purchaser of its obligations under, and the consummation by the Purchaser of the transactions contemplated by, the Business Transaction Documents have been duly authorized by all requisite action of the Purchaser. Each of the Business Transaction Documents has been duly executed and delivered by the Purchaser and is the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

(d) The execution, delivery and performance by the Purchaser of each of the Business Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms and conditions thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Purchaser under, or result in, the creation or imposition of any encumbrance upon the Purchaser by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of the Purchaser, (ii) any material contract, agreement, lease, indenture or other instrument to which the Purchaser is a party or by or to which the Purchaser may be bound or subject and a violation of which would result in a material adverse effect on the Purchaser, (iii) any order, judgment, injunction, award or decree of any arbitrator or regulatory authority or any statute, law, rule or regulation applicable to the Purchaser or (iv) any permit of the Purchaser, which in the case of (ii), (iii) or (iv) above would have a material adverse effect on the Purchaser or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the ability of the Purchaser to perform its obligations under any of the Business Transaction Documents.

(e) No consent, approval, authorization or order of, registration or filing with, or notice to, any regulatory authority or any other person is necessary to be obtained, made or given by the Purchaser in connection with the execution, delivery and performance by the Purchaser of any of the Business Transaction Documents or for the consummation by the Purchaser of the transactions contemplated thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a material adverse effect on the Purchaser or a material adverse effect on the validity, binding effect or enforceability of such Business Transaction Documents or the ability of the Purchaser to perform its obligations thereunder.

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11.	Each of the Business Transaction Documents shall be binding upon the personal representatives, successors and assigns of the parties. The Business Transaction Documents and any accompanying instruments and documents include the entire transaction between the parties and there are no representations, warranties, covenants or conditions, except those specified therein or in accompanying instruments and documents.

12.	This Agreement shall be governed in all respects by the laws of the State of New York.

13.	All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or sent by facsimile, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this §8(a):

If to the Purchaser, to:

Amplitech Group Inc.

620 Johnson Avenue

Bohemia, NY 11716

Attn: Fawad Maqbool

If to the Seller, to:

Specialty Microwave Corporation

c/o Mr. Stephen Faber

10 June Avenue

Northport, NY 11768

Any such written notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, five (5) days after being mailed as described above, and (iv) if sent by facsimile, upon generation of a transmission report by the machine from which the facsimile was sent which indicates the date that the facsimile was sent if sent during normal business hours on any business day, otherwise on the next business day following the generation of such report.

14.	The rights and remedies provided herein are cumulative, and the exercise of any right or remedy, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the right to exercise any or all other rights and remedies.

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15.	If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

16.	No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise or any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

17.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.	This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of each of the parties hereto. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

19.	This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

20.	Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

21.	THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS OF THE STATE OF NEW YORK, COUNTY OF SUFFOLK, OR IN THE FEDERAL COURTS LOCATED IN THE EASTERN DISTRICT OF NEW YORK. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF.

22.	For purposes of executing this Agreement, a document signed and transmitted by facsimile or email shall be treated as an original document. The signature of any party thereon shall be considered as an original signature, and the document transmitted shall be considered to have the same legally binding effect as an original signature on an original document. At the request of either party, a document transmitted by facsimile or email shall be re-executed by both parties in original form.

23.	Provided there is a Closing of the transaction described in this Agreement, the Seller shall not, directly or indirectly, engage in or be associated with, whether as a director, officer, employee, agent, director, shareholder, partner, owner, independent contractor or otherwise, any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise, which is conducting, or plans to conduct, any business which competes with or will compete with, in the United States, (i) the business of the Purchaser, as constituted during the ten (10) years following the date hereof, or (ii) the products of the Purchaser manufactured, sold or under development by the Purchaser during the ten (10) years following the date hereof; provided, however, nothing herein shall prohibit the Seller from being a shareholder in any entity that competes with the Purchaser so long as the Seller does not control such entity and does not hold more than a five percent (5%) equity interest therein.

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IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the Parties affix their signatures hereto.

AMPLITECH GROUP INC.		SPECIALTY MICROWAVE CORPORATION

By:	/s/ Fawad Maqbool	By:	/s/ Stephen Faber
Name:	Fawad Maqbool	Name:	Stephen Faber
Title:	President	Title:	President

Date: 5/9/19		Date: 5/9/19

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Exhibit A

A. The attached tangible personal property of Specialty; [see attachments]

B. Any and all customer lists of Specialty;

C. The goodwill associated with the aforementioned; and

D. All inventory of Specialty on hand or on order as of the close of business on the day prior to Closing. The inventory of Specialty as of the close of business on the day prior to Closing shall be valued by the Purchaser’s independent public accountant.

E. All drawings and documentation in the possession or under the control of Seller for the intellectual property related to the Assets, if any.

F. The Tiguan Automobile currently being operated by Chris Baars.

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Exhibit A-1

Excluded Items

•	Art work at the business premises identified by Stephen Faber.

•	Cash in banks as of the Closing Date

•	Accounts Receivable existing as of the close of business on the day prior to the Closing Date

•	Beech 58 Aircraft

•	Saab Automobile

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Exhibit B

SECURED PROMISSORY NOTE

$_____________	Dated as of May __, 2019
Bohemia, New York

THIS SECURED PROMISSORY NOTE (this “Note”), is entered into as of this ___ day of May, by Amplitech Group Inc. (“Maker”), in favor of Specialty Microwave Corporation (“Payee”), in light of the following facts and circumstances:

WHEREAS, Payee has agreed to sell Maker, one hundred percent (100%) ownership, in certain Assets, as defined in that Asset Purchase Agreement, dated of even date herewith, by and between the Maker and the Payee (the “Asset Purchase Agreement”), with a portion of the purchase price being this Note, and concurrently with the execution of this Note Maker executes and delivers the Asset Pledge Agreement (as defined below) in favor of Payee.

NOW, THEREFORE, in light of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Maker and Payee hereby agree as follows:

FOR VALUE RECEIVED, Maker hereby promises to pay to Payee, at its office or at such other place as may be designated in writing by the holder of this Note, the principal sum of _______________ Thousand and__/100 Dollars ($_______) (the “Principal”), as described below.

1. Interest Rate. Six percent (6%) interest per annum.

2. Payment. Payment of the Principal and the accrued interest shall be due and payable in sixty (60) equal monthly payments of principal and interest in the amount of_______________ ($_____) Dollars each beginning on the first day of the first calendar month after the date of this Note.

3. Late Charges. In the event that payment is not received within ten (10) days of the date that it is due, then in addition to any default interest payments due hereunder, Maker shall also pay, within twenty (20) days after the date such payment was due, a late charge in an amount equal to three percent (3%) of the amount of such overdue payment.

4. Default Interest Rate. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to ten percent (10%) per annum, or if such increased rate of interest may not be contracted for, charged, or collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Maker under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Default interest chargeable hereunder shall be calculated on the basis of three hundred sixty (360) day year for the actual number of days elapsed. Interest not paid when due with respect to any obligation evidenced hereby shall be added to the unpaid principal balance owing under this Note and shall thereafter bear interest at the same rate applicable to the unpaid principal balance of this Note.

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5. Maker’s Agreements. Maker hereby acknowledges that it would be extremely difficult or impracticable to determine Payee’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this Note or in any document entered into in connection with this Note, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee’s discretion.

6. Voluntary Prepayment. Maker may, at any time, prepay the obligations evidenced by this Note.

7. Lawful Money. All principal and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds.

8. Waivers. Maker, for itself and its legal representatives, heirs, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

9. Event Of Default; Security Interests; Guaranties; Reconveyance Of Deed Of Trust.

A. Event of default. The following events shall constitute and be referred to herein as an “Event of Default”:

(i) the failure of Maker to make the payment owing under this Note within ten (10) days after written notice from Payee that such payment is due; or (ii) proceedings shall be commenced by the Maker for the appointment of a receiver for the Maker or any of its assets and a receiver being duly appointed therefor; or (iii) a petition shall be filed by the Maker under any provision of any bankruptcy or similar statute; or (iv) there is an assignment of fifty percent (50%) or more of its assets by the Maker for the benefit of its creditors; or (v) proceedings shall be commenced against the Maker either (a) for the appointment of a receiver and a receiver being duly appointed, or (b) under any provision of any bankruptcy or similar statute, either of which shall continue unstayed and in effect for sixty (60) days; or (vi) through any action of Maker, without the prior written consent of the Payee, more than twenty-five percent (25%) of the assets of Maker are assigned, sold, conveyed or otherwise transferred (other than in the ordinary course of business); then, and in any such event, the aggregate amount of all unpaid principal hereunder shall thereupon automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, or any other act by the Payee, all of which are hereby waived by the Maker.

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Upon an Event of Default, the unpaid principal balance of this Note shall be due and payable immediately, at Payee’s option, without presentment, demand, protest, or notice of protest, of any kind, all of which are hereby expressly waived.

B. Security Interests. It is agreed that this Note is secured by that certain Asset Pledge Agreement dated of even date herewith by Maker in favor of Payee (the “Asset Pledge Agreement”). Concurrently with the execution of this Note, Maker will execute and cause the execution and delivery of the Asset Pledge Agreement.

10. Defense Waivers. Maker hereby waives any right to assert against Payee any defense (legal or equitable), set off, counterclaim, or claims which Maker individually may now or any time hereafter have against Payee or any other party liable to Payee in any manner or way whatsoever.

11. No Implied Waivers. No act, failure, or delay by Payee shall constitute a waiver of any of Payee’s rights and remedies. No single or partial waiver by Payee of any provision of this Note, or of a breach or default hereunder or thereunder, or of any right or remedy which Payee may have, shall operate as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion. No waiver by Payee shall affect Payee’s rights to require strict performance of this Note.

12. Assignment. Payee may assign this Note at any time without the consent of the Maker to Stephen Faber or to a trust established by him.

13. Attorneys’ Fees. In the event it should become necessary to employ counsel to construe or enforce this Note, Maker agrees to pay the reasonable attorneys' fees and costs of the Payee, irrespective of whether suit is brought, including, without limitation, any and all pre-judgment and post-judgment attorneys' fees and costs incurred (including, without limitation, fees and costs incurred in connection with any matter arising under Title 11 of the United States Code).

14. Lawful Rate. Notwithstanding anything to the contrary contained in this Note, Maker shall not be obligated to pay, and the holder hereof shall not be entitled to charge, collect, receive, reserve, or take interest (“interest” being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid under this Note) in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate. For purposes of this Note, the term “applicable law” shall mean that law in effect from time to time and applicable to the transaction between Maker and the holder of this Note which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such transaction and this Note, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

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15. Section Headings. Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Note.

16. Amendments in Writing; Counterparts. This Note may not be changed, modified, amended, or terminated except in a writing signed by Maker and Payee. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

17. CHOICE OF LAW AND VENUE. THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN SUFFOLK COUNTY OR IN THE FEDERAL COURTS LOCATED IN THE EASTERN DISTRICT OF NEW YORK. MAKER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF.

(Signature Page Follows)

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IN WITNESS WHEREOF, Maker has executed this Note effective as of the amended and restated date first written above.

“Maker” AMPLITECH GROUP INC.

By:
Name:	Fawad Maqbool
Title:	President

STATE OF NEW YORK )

                                     ) ss.:

COUNTY OF SUFFOLK )

On the __ day of May, in the year 2019, before me, the undersigned, personally appeared Fawad Maqbool, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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Exhibit C

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of May __, 2019 by and between Amplitech Group Inc. (the “Company”), and Chris Baars (the “Employee”).

WHEREAS, the Company wishes to employ the Employee and the Employee wishes to work for the Company; and

WHEREAS, the Company and the Employee wish to enter into this Agreement on the terms and conditions set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

§1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

§2. DUTIES. The Employee shall act as ____, and perform such related services, including but not limited to the services listed on Exhibit A. The Employee agrees to devote his best efforts to the performance of his duties to the Company. The foregoing shall not be construed to prohibit the Employee from engaging in other related work activities, provided that such activities do not significantly interfere or conflict with the performance by the Employee of his duties, responsibilities, or authorities hereunder.

§3. TERM. The Employee’s term of employment hereunder shall commence on the date hereof (the “Commencement Date”) shall continue until the three (3) year anniversary of the Commencement Date (the “Term”), renewable upon the agreement of both the Company and the Employee, unless earlier terminated pursuant to §6 hereof or extended by mutual agreement of the Company and the Employee.

§4. COMPENSATION AND BENEFITS. In consideration for the Employee’s services hereunder, the Company shall compensate the Employee as follows:

(a) Base Salary. Until the termination of the Employee’s employment hereunder, the Company shall pay the Employee One Hundred Thirty-Five Thousand Dollars ($135,000) annually, according to the payroll practices of the Company.

(b) Benefits. The Employee shall be eligible for all benefits available to the other employees of the Company.

(c) Bonus. The Employee shall be eligible for cash bonuses and stock options when such are made available to other employees of the Company of similar position.

(d) Expenses. The Company shall pay the insurance and all reasonable maintenance expenses related to the Tiguan Automobile currently being operated by the Employee.

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§5. EXPENSES. The Company shall reimburse the Employee for all reasonable business expenses authorized by the Company and reasonably and necessarily incurred by the Employee in the performance of his duties, responsibilities, and authorities hereunder.

§6. TERMINATION. The Employee’s employment hereunder shall commence on the Commencement Date and continue until the earlier of (i) the expiration of the Term, and any mutually agreed upon extension of such term, and (ii) the occurrence of any of the following:

(a) Death or Disability. The Employee’s employment shall terminate upon the death of the Employee during the term of his employment hereunder or, subject to applicable law, at the option of the Company, in the event of the Employee’s disability, upon thirty (30) days’ written notice. The Employee shall be deemed disabled if an independent medical doctor certifies that the Employee has, for ninety (90) consecutive or non-consecutive days in any twelve (12) month period, been disabled in a manner which has rendered him unable to perform the essential functions of his job duties with or without reasonable accommodation. The Employee will cooperate in submitting to a medical examination for the purpose of certifying disability under this §6(a) if necessary.

(b) For Cause. The Company may terminate the Employee’s employment for “Cause” immediately upon written notice by the Company to the Employee. For purposes of this Agreement, “Cause” shall mean:

(i) the Employee has committed any act of fraud, embezzlement, misappropriation or theft in the course of the Employee’s employment with the Company;

(ii) the Employee has violated any federal, state or local law, ordinance, rule or regulation (other than minor traffic violations or similar offenses) in the course of Employee’s employment with the Company that is materially detrimental to the Company’s business, reputation, or goodwill;

(iii) the Employee has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude while employed by the Company; or

(iv) the Employee has (A) failed to perform his job duties and responsibilities under this Agreement or (B) breached any material provision under this Agreement or any of the Company’s written policies, and such failure or breach is not cured within thirty (30) days after the Company provides written notice to Employee of such failure.

(c) Termination without Cause. The Company may terminate the Employee’s employment without cause at any time with thirty (30) days’ prior written notice to the Employee.

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(d) Termination by Employee for Good Reason. Subject to the Company’s right to cure as set forth in the last sentence of this §6(d), the Employee may terminate his employment for Good Reason at any time upon thirty (30) days’ prior written notice to the Company. Good Reason shall mean the following:

(i) any reduction, without his consent, in the aggregate Base Salary, other compensation owed to the Employee (as specified herein), taken as a whole;

(ii) a change in title or duties inconsistent with Employee’s position that materially reduces the Employee’s position with the Company; or

(iii) any material breach of this Agreement by the Company.

To terminate his employment for Good Reason, the Employee must provide notice to the Company of the Good Reason condition within sixty (60) days of the initial existence of the condition, upon which, the Company shall have a period of thirty (30) days to cure. The Employee must terminate his employment with the Company within ninety (90) days of the initial existence of the condition to terminate for Good Reason.

(e) Termination by Employee without Good Reason. The Employee may terminate his employment at any time without good reason upon thirty (30) days’ prior written notice to the Company.

(f) Rights and Remedies on Termination. Upon the termination of Employee’s employment in accordance with §6, the Company shall be required to pay only for (A) any unpaid Base Salary due for the period prior and through the date of termination, and (B) following submission of proper expense reports by the Employee, reimbursement for all expenses properly incurred in accordance with §5 of this Agreement, prior to the date of termination (the items set forth in the foregoing clauses (A), (B) and (C), collectively, the “Accrued Benefits”), and all obligations of the Company to pay salary and other payments to the Employee hereunder shall terminate effective as of the date of such termination. Accrued royalties from 4 and termination.

§7. CONFIDENTIAL INFORMATION, NON-SOLICITATION, NON DISPARAGEMENT; THIRD-PARTY INFORMATION; NON-COMPETITION.

(a) Confidentiality. The Employee recognizes and acknowledges that he has acquired and will acquire confidential, proprietary and trade secret information concerning the Company, and its affiliates, including, without limitation, the identities and contact information of customers, merchants, vendors or suppliers and agents, pricing policies, methods of operation, proprietary computer programs, sales, profit, cost and other financial information, market information, business strategies, employee information, technical processes, information processing standards and practices, customer service and service quality standards, trade secrets and other confidential information about customers, merchants, vendors or suppliers (hereinafter called “Confidential Information”). All Confidential Information is a legitimate protectable interest of the Company. The Employee shall not, during or after his term of employment, use or disclose any Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder and for the benefit of the Company or as required by law. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Company or the Employee, or upon request of the Company at any time, the Employee shall deliver to the Company all documents and data pertaining to the Confidential Information and shall not take with him any documents or data of any kind or any reproductions (in whole or in part) or extracts of any items relating to any Confidential Information. The Employee further agrees that upon termination of the Employee’s employment with the Company, the Employee will execute a termination certificate, certifying the return of all Confidential Information. The Employee will not, at any time during or after his employment with the Company, use, copy, publish, summarize, or remove from the Company’s premises Confidential Information, except during his employment to the extent necessary to carry out his duties and responsibilities.

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(b) Non-Solicitation. The Employee hereby agrees that from the Commencement Date through the two year anniversary of the date of the termination of the Employee’s employment with Company, the Employee will not (i) directly or indirectly, as agent, Employee, consultant, representative, stockholder, manager, partner, or in any other capacity, employ or engage, or recruit or solicit the services of, or otherwise contact for the purpose of offering employment or engagement to, any person who is employed or engaged by the Company or had been employed by or engaged by the Company within one year prior to such engagement, recruitment or solicitation; or (ii) directly or indirectly take away, on behalf of himself or any other person or entity, the business of any customer, merchant, vendor or supplier of the Company. The Employee acknowledges that the duration set forth in this §7(b) is reasonable in scope; provided, however, if at any time the provisions of this §7(b) shall be finally determined to be invalid or unenforceable by a court of competent jurisdiction, the parties hereby agree that the court making the determination of invalidity or unenforceability will have the power to reduce the duration of the term or provision to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified. As used in this §7(b) “Person” means a corporation, an association, a partnership, an organization, a business, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency. The Employee agrees that the restrictive covenants contained in this §7(b) shall be enforceable whether the Employee’s employment is terminated by Employee or the Company.

(c) Non-Disparagement. In consideration of Employee’s services hereunder and the compensation to be paid or provided to the Employee by the Company, each party hereto agrees that it or he will not, during or after the term of Employee’s employment hereunder, make any statement or otherwise take any action that would or might reasonably be interpreted as harmful or disparaging to the other party hereto or its or his stockholders, directors, officers, employees, agents or representatives, as applicable. However, nothing in this §7(c) shall prohibit any party from testifying truthfully in any proceeding or providing truthful information as legally required to provide such information.

(d) Third-Party Information. The Employee acknowledges that the Company received and in the future will receive from third parties said third parties’ confidential information, subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee will treat such information in a manner consistent with the Company’s agreement with such third parties, and without limiting the foregoing, the Employee will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in his assigned duties for the benefit of the Company, any such confidential information.

(e) Representations and Warranties. The Employee represents and warrants that (i) his employment with the Company does not and will not breach any agreements with or duties to a former employer or any other third party; (ii) the Employee has no obligations inconsistent with the terms of this Agreement or with his undertaking a relationship with the Company, and the Employee will not enter into any agreement in conflict with this Agreement; (iii) there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between the Employee and any other person or entity. The Employee agrees that he will promptly inform the Company if he becomes aware of any fact that would cause his representations and warranties above to be false.

(f) Non-Competition. Other than as described in Section 4(d) (i) the Employee hereby acknowledges and agrees that he may not, during the Term, participate consult, etc. in any business that would compete directly or indirectly with the Company, nor work for any entity that competes, directly or indirectly with the Company. The non-compete will continue for three (3) year following such termination.

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§8. GENERAL.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or sent by facsimile, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this §8(a):

If to the Company, to:

Amplitech Group Inc.

620 Johnson Avenue

Bohemia, NY 11716

Attn: Fawad Maqbool

If to the Employee, to:

Mr. Chris Baars

__________

____________

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Any such written notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, five (5) days after being mailed as described above, and (iv) if sent by facsimile, upon generation of a transmission report by the machine from which the facsimile was sent which indicates the date that the facsimile was sent if sent during normal business hours on any business day, otherwise on the next business day following the generation of such report.

(b) Rights Cumulative. The rights and remedies provided herein are cumulative, and the exercise of any right or remedy, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the right to exercise any or all other rights and remedies.

(c) Survival of Obligations. Termination of this Agreement or the Employee’s employment shall not affect the Employee’s continuing obligations as set forth in this Agreement.

(d) Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

(e) Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise or any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

(f) Withholding. All amounts payable by the Company to the Employee hereunder may be reduced prior to the delivery of such payment to the Employee by an amount sufficient to satisfy any applicable federal, state, local or other tax withholding requirements.

(g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Assignment. The Employee agrees that the Company may assign to another person or entity that succeeds to the business of the Company any of the Company’s rights under this Agreement, provided that the Company shall remain fully liable for all of its obligations hereunder. The Employee may not assign his obligations under this Agreement.

(i) Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of each of the parties hereto.

(j) Entire Agreement; No Oral Modification. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

(k) Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of New York.

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(l) Section 409A. This Agreement is intended to be interpreted and applied so that the payments set forth herein shall either be exempt from the requirements of Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance issued thereunder (“Section 409A”), or shall comply with the requirements of Section 409A. In no event may the Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A. Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts that constitute “non-qualified deferred compensation” within the meaning of Section 409A upon or following a termination of the Employee’s employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 409A. For purposes of Section 409A, each payment under this Agreement to the Employee (including any installment payments) shall be deemed a separate payment. With respect to any expense reimbursement provided pursuant to this Agreement (i) the expenses eligible for reimbursement must be incurred during the term of employment, (ii) the amount of expenses eligible for reimbursement during any calendar year will not affect the amount of expenses eligible for reimbursement in any other calendar year, (iii) the reimbursements for expenses for which the Employee is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (iv) the right to payment or reimbursement hereunder may not be liquidated or exchanged for any other benefit. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if on the Employee’s termination of employment, the Employee is deemed to be a “specified employee” within the meaning of Section 409A, any payments due upon a termination of the Employee’s employment under any arrangement that constitutes a “deferral of compensation” within the meaning of Section 409A (whether under this Agreement, any other plan, program, payroll practice or any equity grant) and which do not otherwise qualify under the exemptions under Treasury Regulation section 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treasury Regulation section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Employee in a lump sum (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) on the earlier of (x) the date which is six months and one day after the Employee’s separation from service for any reason other than death, and (y) the date of the Employee’s death, and any remaining payments shall be paid or provided in accordance with the normal payment dates specified for such payment.

§9. Employee Acknowledgment. The Employee has had the opportunity to consult legal counsel in regard to, and has read and understood, this Agreement. The Employee is fully aware of its legal effect, and has entered into it freely and voluntarily and based on his own judgment and not on any representations or promises other than those contained herein.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Employment Agreement to be duly executed as of the date and year first above written.

AMPLITECH GROUP INC.

By:
Name:	Fawad Maqbool
Title:	President

CHRIS BAARS
______________________________

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EXHIBIT A

[LIST SERVICES TO BE PERFORMED]

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EXHIBIT D

ASSET PLEDGE AGREEMENT

This ASSET PLEDGE AGREEMENT, dated as of May___, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and between Amplitech Group Inc. (the “Borrower” and/or “Pledgor”), in favor of Specialty Microwave Corporation (the “Secured Party”).

WHEREAS, on the date hereof, the Secured Party has agreed to sell to Borrower, one hundred percent (100%) ownership (the “Ownership”), in certain Assets, as defined in that Asset Purchase Agreement, dated of even date herewith, by and between the Borrower and the Secured Party, partial payment of $_____________________ of which is evidenced by that certain secured promissory note of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Secured Promissory Note”) made by the Borrower and payable to the order of the Secured Party. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Secured Promissory Note.

WHEREAS, this Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, it is a condition to the obligations of the Secured Party to make the Loans under the Secured Promissory Note that the Pledgor and the Borrower execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Secured Promissory Note.

“Maturity Date” has the meaning set forth in the Secured Promissory Note.

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“Pledged Assets” means the Assets described in Exhibit A of that Asset Purchase Agreement, dated of even date herewith, by and between the Borrower and the Secured Party,

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Pledge The Pledgor hereby pledges, assigns and grants to the Secured Party, and hereby creates a continuing first priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the Pledged Assets, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”).

3. Secured Obligations The Collateral secures the due and prompt payment and performance of:

(a) the obligations of the Borrower and/or the Pledgor from time to time arising under the Secured Promissory Note, this Agreement or otherwise with respect to the due and prompt payment of (i) the principal of, and interest on the Loans (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and/or the Pledgor under or in respect of the Secured Promissory Note and this Agreement; and

(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Borrower and/or the Pledgor under or in respect of the Secured Promissory Note, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the ”Secured Obligations”).

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4. Perfection of Pledge

(a) The Pledgor and the Borrower shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral.

(b) The Pledgor and the Borrower, as applicable, hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of the Pledgor where permitted by law. The Pledgor and the Borrower agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

5. Representations and Warranties The Pledgor and the Borrower, as applicable, represent and warrant as follows:

(a) The Pledgor has good and valuable title to the Pledged Assets. All information set forth in Schedule 1 relating to the Pledged Assets is accurate and complete.

(b) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Pledgor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.

(c) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(d) The Borrower has full power, authority and legal right to borrow the Loans and the Pledgor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(e) Each of this Agreement and the Secured Promissory Note has been duly authorized, executed and delivered by the Borrower and the Pledgor and constitutes a legal, valid and binding obligation of the Borrower and the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the borrowing of the Loans and the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of the Secured Promissory Note and this Agreement by the Borrower and the Pledgor or the performance by the Borrower and/or Pledgor of its respective obligations thereunder and hereunder.

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(g) The execution and delivery of the Secured Promissory Note and this Agreement by the Borrower and the Pledgor and the performance by the Borrower and the Pledgor of their respective obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Borrower or the Pledgor, as applicable, or any of their respective property, or the organizational or governing documents of the Borrower or any agreement or instrument to which the Borrower or the Pledgor is party or by which it or its property is bound.

(h) The Pledgor has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Assets in existence on the date hereof have been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

6. Ownership All rights and title to the Collateral shall be transferred to the Borrower until such time as there is an Event of Default, pursuant to that Asset Purchase Agreement, dated of even date herewith, by and between the Borrower and the Secured Party, to the Borrower.

7. Further Assurances

(a) The Pledgor shall, at its own cost and expense, defend title to the Collateral and the first priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Pledgor and shall maintain and preserve such perfected first priority security interest for so long as this Agreement shall remain in effect.

(b) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(c) The Pledgor will not, without providing at least 30 days’ prior written notice to and consent from the Secured Party, change its legal name or identity. The Pledgor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

8. Transfers and Other Liens The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or with the prior written consent of the Secured Party.

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9. Secured Party Appointed Attorney-in-Fact The Pledgor hereby appoints the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. Such appointment, being coupled with an interest, shall be irrevocable. The Pledgor hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

10. Secured Party May Perform If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

11. Reasonable Care The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care, and as further described below. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.

12. Remedies Upon Default If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgor at its notice address as provided ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(d) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Pledgor agrees that, upon request of the Secured Party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

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13. Intentionally Omitted.

14. No Waiver and Cumulative Remedies The Secured Party shall not by any act (except by a written instrument pursuant to Section 15), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

15. Security Interest Absolute The Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(c) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(d) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Pledgor against the Secured Party; or

(e) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Pledgor or any other grantor, guarantor or surety.

16. Amendments None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

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17. Addresses For Notices All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Secured Promissory Note, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

18. Continuing Security Interest; Further Actions This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 19, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

19. Termination; Release On the date on which all Loans and other Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

20. Governing Law This Agreement and the Secured Promissory Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the Secured Promissory Note and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York.

21. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS OF THE STATE OF NEW YORK, COUNTY OF SUFFOLK, OR IN THE FEDERAL COURTS LOCATED IN THE EASTERN DISTRICT OF NEW YORK. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF.

22. Counterparts This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Secured Promissory Note constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMPLITECH GROUP INC., Borrower and Pledgor

By:
Name:	Fawad Maqbool
Title:	President

Address for Notices: 620 Johnson Avenue Bohemia, NY 11716

SPECIALTY MICROWAVE CORPORATION, as Secured Party

By:
Name:	Stephen Faber
Its:	President

Address for Notices:

Specialty Microwave Corporation c/o Mr. Stephen Faber 10 June Avenue Northport, NY 11768

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